                                                                     EXHIBIT 3.5

                         CERTIFICATE OF INCORPORATION

                                      OF

                       TALTON COMMUNICATIONS CORPORATION

STATE OF ALABAMA  (S)
                  (S)
COUNTY OF DALLAS  (S)

     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Alabama, and to that end do hereby adopt the following Articles of
Incorporation:

                                     NAME
                                     ----

ARTICLE I:   The name of the corporation shall be Talton Communications
             Corporation.

                                    OBJECTS
                                    -------

ARTICLE II:  The objects for which the corporation is formed are as follows:

             (a) To operate a radio communications business and to do any and all things which it can lawfully do in connection therewith, and to do any and all things which a general business corporation under the laws of the State of Alabama is now or may hereafter be permitted to do, it being expressly stipulated that the foregoing statement of the objects shall not be construed as a limitation upon the rights and powers of the corporation, but that it shall have all of the rights and powers granted a business corporation in Alabama.

             (b) To own, buy, sell, lease, rent, acquire, hold, occupy, dispose of, and exchange real estate, personal property, choses in action, and all kinds of property, real, personal and mixed, necessary or convenient for the conduct and maintenance of the business of said corporation.

             (c) To engage in interstate commerce insofar as may be necessary to carry out all of the purposes of said corporation.

             (d) To buy, sell, lease, own, acquire, use and occupy real estate in the State of Alabama, the United States, or elsewhere.

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

             (e) To subscribe or cause to be subscribed for, purchase or otherwise acquire, hold for investment, deal in, sell, assign, receive, collect, transfer, mortgage, pledge, exchange, distribute, or otherwise dispose of the whole or any part of the dividends, rights, and shares of the capital stock, bonds, deeds of trust, mortgages, debentures, securities, obligations, notes and other evidences of indebtedness of any firm, business, corporation, stock company, or association, now or hereafter existing, and while owners of any said shares of capital stock or bonds or other property, to exercise all of the rights, powers, and privileges to vote thereon with the power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

             (f) To purchase, hold, sell and re-issue the shares of its own capital stocks; and to have the option to purchase from the stockholders, their heirs and assigns, to the exclusion of other persons, should the stockholders desire to dispose of their stock.

             (g) To buy, lease, or otherwise acquire, and to operate, so far as may be permitted by law, the whole or any part of the business, good will, and assets of any firm, person, partnership, association or corporation.

             (h) To make and use a Corporation Seal and to alter the same at pleasure.

             (i) To borrow and lend money; to issue, negotiate, acquire, hold and transfer notes, bonds, or other negotiable papers; and to mortgage, pledge, or otherwise transfer or convey real estate and personal property to secure the payment of money borrowed or any debt contracted by said corporation.

             (j) To buy or otherwise acquire real estate, and to subdivide, plat and sell the same, and generally to buy, sell and deal in real and personal property of every kind and description in such manner, and upon such terms as the Board of Directors may determine; to act as trustee and in every kind of fiduciary capacity, and generally to do all things necessary or convenient which are incident to or connected with the general business above mentioned, which a natural person might or could do.

             (k) To loan money, to buy, own, improve, rent, exchange, sell or otherwise deal in and handle real estate and personal property for pecuniary profit; to loan money on real estate and personal property; to buy, sell, hold, and deal generally in notes, mortgages, bonds, securities and other evidence of indebtedness.

             (l) To act as agents, contractors, trustees, or otherwise, and either alone or in company with others, as fully and to the same extent as a natural person might or could do and in any part of the world.

             (m) To enter into, make and perform and carry out contracts of every sort and kind with any person, firm, association or corporation, municipality, body politic, county, territory, state, government or colony or dependency thereof, and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of

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exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Alabama.

             (n) To act as investment brokers, real estate brokers, and insurance brokers; to engage in general insurance business for the purpose of selling or brokering fire, marine, accident, liability, collision, theft, property damage, and other insurance.

             (o) To act as real estate agents or brokers; to act as agent or attorney for the transaction of any business, or the management of any estates, or the collection of rents, accounts, interest, dividends, notes, bonds, securities for money, and demands of every kind and character; and to act as principal, agent, or broker in securing or effecting loans, mortgages, bonds for title, and the rental or sale of real and personal property.

             (p) To carry on any other business, whether manufacturing or otherwise, which may seem to the company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

             (q) To carry on any other business in connection with the conduct of its business.

             (r) To carry on any business whatsoever which the corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its property; to do and perform any and all things and acts which a natural person might or could do or perform which are not prohibited by the laws of the State of Alabama.

             (s) And generally, to do and perform any and all acts and things which a general business corporation under the laws of the State of Alabama is or may hereafter be permitted to do or perform, it being expressly stipulated that the above and foregoing statement of the objects for which the corporation is formed shall not be construed as a limitation upon the rights and powers generally granted a business corporation in Alabama.

                         LOCATION OF PRINCIPAL OFFICE
                         ----------------------------

ARTICLE III: The location of the principal office of the corporation in the State of Alabama is Selma, Alabama.

                                 CAPITAL STOCK
                                 -------------

ARTICLE IV: The total authorized capital stock of this corporation shall be divided into Five Thousand shares (5,000), all of which shall be common stock with a nominal or par value of One Dollar ($1.00) per share. The number of shares of capital stock with which this corporation

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shall commence business is 5,000 shares, all of which said 5,000 shares will be issued at a subscription price of $1.00 each, paid in as shown by the attached subscription list.

                       OFFICER TO RECEIVE SUBSCRIPTIONS
                       --------------------------------

ARTICLE V: The name and post office address of the officer or agent authorized and designated by the incorporators to receive subscriptions to the capital stock of said corporation is: Julius E. Talton, 505 Lauderdale Street, Selma, Alabama .

                           INCORPORATORS AND SHARES
                           ------------------------

ARTICLE VI: The names and post office addresses of the incorporators and the number of the shares subscribed for by each are as follows:

NAME                       ADDRESS         NUMBER OF SHARES
------------------  ---------------------  ----------------
Julius E. Talton    505 Lauderdale Street
                    Selma, Alabama                     3000
James E. Lumpkin    515 Fleetwood
                    Selma, Alabama                     1000
Pearle L. Talton    505 Lauderdale Street
                    Selma, Alabama                     1000

                                   OFFICERS
                                   --------

ARTICLE VII: The names and post office addresses of the Officers chosen for the first year are as follows:

OFFICE                  NAME               ADDRESS
----------------  ----------------  ---------------------

President         Julius E. Talton  505 Lauderdale Street
                                    Selma, Alabama
Vice-President    James E. Lumpkin  515 Fleetwood
                                    Selma, Alabama
Secretary         Pearle L. Talton  505 Lauderdale Street
                                    Selma, Alabama
Treasurer         Pearle L. Talton  505 Lauderdale Street
                                    Selma, Alabama

                                   DIRECTORS
                                   ---------

ARTICLE VIII: The names and post office addresses of the Directors chosen for the first year are as follows:

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NAME              ADDRESS
----              -------

Julius E. Talton  505 Lauderdale Street, Selma, Alabama
Pearle L. Talton  505 Lauderdale Street, Selma, Alabama
James E. Lumpkin  515 Fleetwood, Selma, Alabama

                                   DURATION
                                   --------

ARTICLE IX:  The duration of the corporation shall be perpetual.

                          MEETINGS AND MISCELLANEOUS
                          --------------------------

ARTICLE X: The business and affairs of said corporation shall be under the management and control of the Board of Directors, who shall be elected annually by majority vote of the stockholders of the corporation. In the event of the death or resignation of a director, the remaining directors shall elect a successor, who shall hold office for the period of one year, or until their successors are elected or qualified. The Board of Directors shall consist of not less than three (3) nor more than ten (10) directors.

             IN WITNESS WHEREOF, the undersigned incorporators have hereunto subscribed their names to this Certificate of Incorporation on this the 27th day of August, A. D ., 1973.



                                          /s/ JULIUS E. TALTON
                                   -------------------------------------------
                                   Julius E. Talton



                                          /s/ JAMES E. LUMPKIN
                                   -------------------------------------------
                                   James E. Lumpkin



                                          /s/ PEARLE L. TALTON
                                   -------------------------------------------
                                   Pearle L. Talton

                                       5
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          CERTIFICATE OF OFFICER DESIGNATED TO RECEIVE SUBSCRIPTIONS
          ----------------------------------------------------------

STATE OF ALABAMA  )
                  ) ss
COUNTY OF DALLAS  )

          Before me, the undersigned authority, a Notary Public in and for said County and State at Large, personally appeared Julius E. Talton, the agent or officer authorized by the corporation to receive subscriptions, who, being by me first duly sworn, deposes and says that the following is a true and correct copy of the subscription list to the capital stock of Talton Communications Corporation.

                               SUBSCRIPTION LIST
                               -----------------

          Each of the undersigned hereby subscribed for the number of shares set opposite his name to the capital stock of Talton Communications Corporation, a corporation to be organized under the laws of Alabama with an authorized capital stock of 5,000 shares, all of which shall be common stock with a nominal or par value of $1.00 per share, and each subscriber agrees to pay and has paid in money the sum of $1.00 for each share herein subscribed by him.

          This the 27th day of August, A.D., 1973.


NAME                            NUMBER OF SHARES
----                            ----------------

     /s/ JULIUS E. TALTON             3000
------------------------------
Julius E. Talton


     /s/ JAMES E. LUMPKIN             1000
------------------------------
James E. Lumpkin


     /s/ PEARLE L. TALTON             1000
------------------------------
Pearle L. Talton

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

          Affiant further says that all the capital stock shown on the foregoing subscription list have been paid for in money, each subscriber having paid $1.00 for each share of stock set opposite his name in said subscription list.



                                           /s/ JULIUS E. TALTON
                                      -------------------------------------
                                      Julius E. Talton

STATE OF ALABAMA  (S)
                  (S)
COUNTY OF DALLAS  (S)


          ARTICLES OF AMENDMENT OF TALTON COMMUNICATIONS CORPORATION
          ----------------------------------------------------------


KNOW ALL MEN BY THESE PRESENTS:

     THAT WHEREAS, the undersigned, Julius E. Talton, Pearle L. Talton, and James E. Lumpkin are and constitute all of the Officers, Shareholders, and Members of the Board of Directors of Talton Communications Corporation, a Corporation organized and existing under the Laws of the State of Alabama, with its principal office located in Selma, Alabama; and

     WHEREAS, the undersigned desire to amend the Articles of Incorporation of said corporation, which are duly filed of record in the Probate Office of Dallas County, Alabama, in Corporation Book 23, at Page 124; and

     WHEREAS, the undersigned desire to amend said Articles of Incorporation pursuant to, and in accordance with the provisions of Section 10-2A-111, 1975 Code of Alabama; and

     WHEREAS, on December 19, 1985, at a Special Called Meeting of the Shareholders and Members of the Board of Directors of Talton Communications Corporation, on motion duly made, seconded, and unanimously carried, it was:

     RESOLVED, that Article One of the Articles of Incorporation of Talton Communications Corporation adopted and approved on August 27, 1973, and recorded in the Probate Office of Dallas County, Alabama, in Corporation Book 23, at Page 124, be and it is hereby amended to read as follows:

     ARTICLE ONE: The name of the Corporation shall be Talton Telecommunications Corporation.

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     AND, WHEREAS, all of the Shareholders and Members of the Board of Directors
of Talton Communications Corporation were present and consented, in writing, to said action taken at said Special Called Meeting; and

     WHEREAS, on December 19, 1985, at said Special Called Meeting, all of the issued and outstanding shares of capital stock of said Corporation, 5,000 shares, were present and represented in person, and all of the persons representing said issued and outstanding capital stock of said Corporation gave unanimous consent to the said Amendment to the Articles of Incorporation of the Corporation;

     NOW, THEREFORE, we, the undersigned, Julius E. Talton, Pearle L. Talton, and James E. Lumpkin, constituting all of the Shareholders and Members of the Board of Directors of Talton Communications Corporation acting pursuant to and in accordance with the provisions of Section 10-2A-111, 1975 Code of Alabama, do hereby certify that Article One of the Articles of Incorporation of Talton Communications Corporation filed of record in the Probate Office of Dallas County, Alabama, in Corporation Book 23, at Page 124, were duly and lawfully amended at the Special Called Meeting of Shareholders and Members of the Board of Directors of said Corporation on December 19, 1985, to read as follows:

     ARTICLE ONE: The name of the Corporation shall be Talton Telecommunications Corporation.



                                /s/ JULIUS E. TALTON
                                --------------------
                                         JULIUS E. TALTON



                                /s/ PEARLE L. TALTON
                                --------------------
                                         PEARLE L. TALTON



                                /s/ JAMES E. LUMPKIN
                                --------------------
                                         JAMES E. LUMPKIN

                                       2
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                       TALTON COMMUNICATIONS CORPORATION



                         BY:    /s/ JULIUS E. TALTON
                                --------------------
                                JULIUS E. TALTON, ITS PRESIDENT




ATTEST:



                 /s/ PEARLE L. TALTON
                 --------------------
            PEARLE L. TALTON, ITS SECRETARY

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